HAFER & GILMER
                         Certified Public Accountants
                         251 Royal Palm Way, Suite 302
                        Palm Beach, Florida  33480-4310
                           ------------------------
                           Telephone (561) 655-8700
                           Facsimile (561) 655-6964


April 10, 2000


Securities and Exchange Commission
450 Fifth NE
Washington, DC 20549

Re:  Form 8-K for eCom eCom.com, Inc. filed February 23, 2000

To the Commission:

We have reviewed the Form 8-K filed by our client, eCom eCom.com, Inc. (the "Company") with the Commission on February 23, 2000. We agree with, therefore have no change to, the disclosure in the Form 8-K regarding the Company's change in accountants.


Sincerely,

/s/ Phil B. Gilmer
Phil B. Gilmer
Hafer & Gilmer, CPAs